Exhibit 10.3

2015 Incentive Compensation Plan Effective January 1, 2015

Employee	Joseph W. Kennedy	2015 Base Salary	$140,080
Title	SVP/CFO	2015 Bonus Target	11%	$15,409

Thresholds	Maintain CAMELS rating at one of the two highest ratings
	Maintain an Asset Quality Rating of “Satisfactory” or better

Goal #1:	Bank Profitability: Achieve Return on Assets

Annual Payout Target	60%	=	$9,245

Payout
Goals
95% of Budget =	$3,082
At Budget =	$6,164
106% of Budget =	$9,245
Stretch Goal
Every .03% over 106% of Budget	$3,082

Goal #2:	Achieve Efficiency Ratio

Annual Payout Target	20%	=	$3,082

Payout
Goals
102% of Budget =	$1,027
At Budget =	$2,055
97% of Budget =	$3,082
Stretch Goal
Every 2% under 97% of Budget	$1,027

Goal #3:	Achieve Net Interest Margin Percentage

Annual Payout Target	20%	=	$3,082

Payout
Goals
98% of Budget =	$1,027
At Budget =	$2,055
102% of Budget =	$3,082
Stretch Goal
Every 0.07% over 102% of Budget	$1,027

NOTES:

Bonus targets are based on Georgetown Bancorp Inc. 2015 budget.

All dollar figures are based on estimates of annualized salary. Incentive payments are based on the employee’s actual base compensation for the fiscal year, which includes  straight time pay, vacation, holiday, personal, sick and jury duty pay. Overtime and other payments including previous year’s bonus payout will be excluded from the calculation.

To be eligible for the Incentive Compensation, the employee must be actively employed, performing at a level of “satisfactory” or above, and not be on a written warning at the time of the incentive payment.

The Bank shall have the right to rescind and recoup or “clawback” incentive payments paid under this plan if the Compensation Committee concludes that such awards were paid out based on information that is later found to be materially incorrect, including payments that were determined, in whole or in part, on financial statement information that is subsequently restated.

By signing below I confirm receipt of my Incentive Compensation Plan and my understanding of the provisions stated above.

/s/ Joseph W. Kennedy	January 26, 2015
Joseph W. Kennedy	Date

/s/ Robert E. Balletto	January 26, 2015
Robert E. Balletto, CEO/President	Date